Exhibit 11 - Computation of earnings per share


Earnings per common share were computed as follows:



                                                            Nine Months ended                        Three Months ended
                                                 -----------------------------------------   ---------------------------------------
                                                 September 30, 1996     September 30, 1995   September 30, 1996  September 30, 1995

Net income (loss) applicable to common
     shares:                                     $    191,000              ($   106,000)       $   366,000            ($     7,000)
                                                 ============               ===========        ===========             ===========


Weighted average number of common
 shares and of common share equivalents:

Weighted average common shares                     22,032,227                21,286,301         22,261,301              21,286,301

Common share equivalents pursuant
  to APB 15                                         2,032,782                        --          2,010,162                      --
                                                 ------------              ------------        -----------             -----------

Total primary weighted average number
  of common shares and common share
  equivalents                                      24,065,009                21,286,301         24,271,463              21,286,301

Additional shares for full dilution
  pursuant to APB 15                                       --                        --                 --                      --
                                                 ------------               -----------        -----------             ------------

Total fully diluted average number of
  common shares and common share
  equivalents                                      24,065,009                21,286,301         24,271,463               21,286,301
                                                 ============               ===========        ===========             ============

Net income (loss) per share:
     Primary                                     $       0.01               ($     0.01)       $      0.02             $       0.00
                                                 ============               ===========        ===========             ============
     Fully diluted                               $       0.01               ($     0.01)       $      0.02             $       0.00
                                                 ============               ===========        ===========             ============
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